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                                                                  EXHIBIT 24 (b)



                              CAMPBELL SOUP COMPANY


                                  CERTIFICATION



         I, the undersigned Assistant Corporate Secretary of Campbell Soup Company, a New Jersey corporation, certify that the attached document, entitled


                            "FORM 10-K ANNUAL REPORT"


is a true copy of a resolution adopted by the Board of Directors of Campbell Soup Company on September 28, 2000, at a meeting throughout which a quorum was present, and that the same is still in full force and effect.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of Campbell Soup Company this 18th day of October, 2000.





                                             /s/ Tricia L. Emmerman
                                             -----------------------
                                             Assistant Corporate Secretary
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                            EXHIBIT 24 (b) (CONT'D.)


                              CAMPBELL SOUP COMPANY

                          BOARD OF DIRECTORS RESOLUTION

                               SEPTEMBER 28, 2000

                                     *  *  *

                             FORM 10-K ANNUAL REPORT

     RESOLVED, that the Form 10-K Annual Report for fiscal 2000 of Campbell Soup Company in the form presented to this meeting, is hereby approved.

     FURTHER RESOLVED, that the Senior Vice President - Law and Government Affairs, the Executive Vice President and Chief Financial Officer and the Vice President - Controller of Campbell Soup Company are authorized to execute the Form 10-K Annual Report for fiscal 2000 approved by this resolution and to cause such Form 10-K to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, with such modifications as may be required by the Commission or as may be desirable in the opinion of such officers.

     FURTHER RESOLVED, that each of the directors and the President and Chief Executive Officer of Campbell Soup Company are each hereby authorized to execute in their respective capacities, a Power of Attorney in favor of Ellen O. Kaden and John J. Furey designating each of them as the true and lawful attorneys-in-fact and agents of the signatory with full power and authority to execute and to cause to be filed with the Securities and Exchange Commission the Form 10-K Annual Report for fiscal 2000 with all exhibits and other documents in connection therewith as such attorneys-in-fact, or either one of them, may deem necessary or desirable; and to do and perform each and every act and thing necessary or desirable to be done in and about the premises as fully to all intents and purposes as such officers and directors could do themselves.